                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a listing of the significant subsidiaries of Acacia Research Corporation:

                                                                 Jurisdiction of
                                                                  Incorporation
                                                                  -------------

CombiMatrix Corporation                                              Delaware

Soundview Technologies Incorporated                                  Delaware

Acacia Media Technologies Corporation                                Delaware

Advanced Material Sciences, Inc.                                     Delaware